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              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]


The Board of Directors
Dauphin Deposit Corporation

Re:  Registration Statements No.  33-59941
                                  33-53793
                                  33-17401
                                  33-50172
                                  33-61848
                                   2-73258

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our reports dated April 14 and July 14, 1995 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                                   /s/ KPMG Peat Marwick LLP
                                                       KPMG Peat Marwick LLP

Harrisburg, Pennsylvania
August 9, 1995







                                 Exhibit 15(b)